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                                                                     EXHIBIT 10j


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                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                         INDUSTRIAL IMAGING CORPORATION

                                       AND

                             IMPRIMIS INVESTORS LLC



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       SECURITIES PURCHASE AGREEMENT, dated as of November 12, 1997 (the
       "Agreement"), between Industrial Imaging Corporation, a Delaware corporation (the "Company"), and Imprimis Investors LLC, a
       Delaware limited liability company (the "Purchaser").

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                                  INTRODUCTION

               The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (a) 750,000 shares (the "Initial Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, (b) 2,250,000 shares (the "Subsequent Shares") of Common Stock, (c) 250,000 warrants, substantially in the form of Exhibit A, to purchase shares of Common Stock (the "Initial Class A Warrants"), (d) 750,000 warrants, substantially in the form of Exhibit A, to purchase shares of Common Stock (the "Subsequent Class A Warrants"), (e) 250,000 warrants, substantially in the form of Exhibit B, to purchase shares of Common Stock (the "Initial Class B Warrants") and (f) 750,000 warrants, substantially in the form of Exhibit B, to purchase shares of Common Stock (the "Subsequent Class B Warrants"), in each case on the terms and conditions set forth in this Agreement. The Initial Shares and the Subsequent Shares are collectively referred to herein as the "Shares." The Initial Class A Warrants and the Subsequent Class A Warrants are collectively referred to herein as the "Class A Warrants." The Initial Class B Warrants and the Subsequent Class B Warrants are collectively referred to herein as the "Class B Warrants." The Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants." The Initial Shares, the Initial Class A Warrants and the Initial Class B Warrants are collectively referred to herein as the "Initial Securities." The Subsequent Shares, the Subsequent Class A Warrants and the Subsequent Class B Warrants are collectively referred to herein as the "Subsequent Securities." The Shares and the Warrants are collectively referred to herein as the "Securities."

               As a condition to the Purchaser's purchasing the Initial Securities, (i) the Company is amending and restating its By-laws substantially in the form of Exhibit C (the "By-laws"), (ii) the Company and the Purchaser are entering into a Registration Rights Agreement, substantially in the form of Exhibit D (the "Registration Rights Agreement") and (iii) the Company and the Purchaser are entering into a Small Business Investment Company Letter Agreement, substantially in the form of Exhibit E (the "SBIC Letter Agreement").


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               The parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

               SECTION 1.1. THE SECURITIES. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing (as defined in Section 1.3(a)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Initial Securities, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, encumbrances, agreements, arrangements, commitments or other claims of any kind or character (collectively, the "Claims"), except as imposed by applicable Federal or state securities laws.

               (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Subsequent Closing (as defined in Section 1.3(b)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Subsequent Securities, free and clear of all claims, except as imposed by applicable Federal or state securities laws.

               SECTION 1.2. PURCHASE PRICE. (a) In consideration of the issuance and sale of the Securities by the Company to the Purchaser, the Purchaser shall pay to the Company $750,000 (the "Initial Purchase Price") in cash on the Initial Closing Date (as defined in Section 1.3(a)).

               (b) In consideration of the issuance and sale of the Subsequent Securities by the Company to the Purchaser, the Purchaser shall pay to the Company $2,250,000 (the "Subsequent Purchase Price") in cash on the Subsequent Closing Date (as defined in Section 1.3(b)).

               SECTION 1.3. CLOSING. (a) The closing (the "Initial Closing") for the purchase of the Initial Securities and the consummation of the transactions related thereto as contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Company and the Purchaser shall agree, at 10:00 a.m. (Eastern time) on the later of November 12, 1997 and two business days following the date on which all conditions set forth in Sections
4.1 and 4.2 shall have been satisfied or waived, or such other date and time agreed to by the Company and the Purchaser (such date, the "Initial Closing Date").

               (b) The closing (the "Subsequent Closing") for the purchase of the Subsequent Securities and the consummation of the transactions related thereto as contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Company and the Purchaser shall agree, at 10:00 a.m. (Eastern time) on the later of November 21, 1997 and two business days following the date on which all conditions set forth in Sections 4.3 and
4.4 shall



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have been satisfied or waived, or such other date and time agreed to by the
Company and the Purchaser (such date, the "Subsequent Closing Date").

               SECTION 1.4. DELIVERY AND PAYMENT. (a) At the Initial Closing:

                       (i)    The Company shall deliver to the Purchaser:

                              (A) one or more duly executed stock certificates
               evidencing the Initial Shares issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                              (B) one or more duly executed warrant certificates
               evidencing the Initial Class A Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                              (C) one or more duly executed warrant certificates
               evidencing the Initial Class B Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                              (D) the Registration Rights Agreement duly
               executed by the Company;

                              (E) the SBIC Letter Agreement duly executed by the
               Company;

                              (F) a copy of the Certificate of Incorporation of
               the Company (the "Certificate of Incorporation"), certified by the Secretary of State of the State of Delaware;

                              (G) a Long Form Certificate of Good Standing of
               the Company from the Secretary of State of the State of Delaware;

                              (H) a Certificate of Good Standing of the Company
               from the Secretary of State of each jurisdiction in which the Company is qualified to do business as a foreign corporation; and

                              (I) evidence, in form satisfactory to the
               Purchaser, that a representative designated by the Purchaser has been elected to the Board of Directors of the Company and has been designated a Class III Director as that term is used in the By-laws.

                              (J) all other documents, instruments and writings
               required by the Purchaser to be delivered to it pursuant to this Agreement.

                       (ii)   The Purchaser shall deliver to the Company:

                              (A) an amount equal to the Initial Purchase Price
               by wire transfer to the account of the Company;



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                              (B) the Registration Rights Agreement duly
               executed by the

               Purchaser; and

                              (C) all other documents, instruments and writings
               required by the Company to be delivered to it pursuant to this Agreement.

                       (b)    At the Subsequent Closing:

                       (i)    The Company shall deliver to Purchaser:

                              (A) one or more duly executed stock certificates
               evidencing the Subsequent Shares issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                              (B) one or more duly executed warrant certificates
               evidencing the Subsequent Class A Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                              (C) one or more duly executed warrant certificates
               evidencing the Subsequent Class B Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser); and

                              (D) all other documents, instruments and writings
               reasonably required by the Purchaser to be delivered by it pursuant to this Agreement.

                       (ii)   The Purchaser shall deliver to the Company:

                              (A) an amount equal to the Subsequent Purchase
               Price (less the costs and expenses referred to in the second sentence of Section 3.1 in the amount designated by the Purchaser to the Company no later than the day before the Subsequent Closing) by wire transfer to the account of the Company; and

                              (B) all other documents, instruments and writings
               required by the Company to be delivered to it pursuant to this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

               (a) ORGANIZATION, STANDING AND POWER. (i) The Company and its wholly-owned subsidiary, Triple I Corporation (the "Subsidiary"), are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate their respective properties and


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to carry on their respective businesses as now being conducted and as currently proposed to be conducted, subject to any shareholder and Board of Directors approvals that may be required in the future by the corporate law of the State of Delaware. The Company and the Subsidiary are duly qualified to do business and are in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by them or because of the nature of its business as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary taken as a whole ("Material Adverse Effect"). Each such jurisdiction in which the Company is qualified as of the date hereof and the Initial Closing Date and the Subsequent Closing Date is listed on Schedule 2.1(a) of the disclosure schedule being delivered to the Purchaser simultaneously with the execution of this Agreement (the "Disclosure Schedule").

               (ii) The Company has prior to the execution of this Agreement delivered to the Purchaser a true and complete copy of the Certificate of Incorporation. The By-laws, in substantially the form attached hereto as Exhibit C, have been duly adopted by the Company. The minute books of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) are true and complete in all material respects.

               (b) AUTHORIZATION; VALID AND BINDING AGREEMENTS. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities and to perform all of its obligations and undertakings under such agreements and to carry out the transactions contemplated under such agreements. The execution and delivery of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities, the performance by the Company of its obligations under such agreements, and the issuance and sale of the Securities have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement or the certificates evidencing the Securities. This Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities have each been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (c) CAPITALIZATION; EQUITY INTERESTS.

               (i) At the Initial Closing, immediately prior to the issuance of the Securities, the authorized capital stock of the Company consists solely of
(A) 20,000,000 shares of Common Stock, of which 5,672,137 shares are issued and outstanding; and (B) 1,000,000 shares of preferred stock, par value $0.01 per share (together with the Common Stock, the "Capital Stock"), of which no shares are issued and outstanding. The outstanding shares of Capital Stock have been duly authorized and issued and are fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive, subscription or similar rights. The Securities have been duly authorized and, when issued in accordance with this Agreement, will be duly issued, fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive,



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subscription or similar rights. The shares of Common Stock initially issuable upon exercise of the Warrants (the "Exercise Shares") have been duly authorized and reserved for issuance upon exercise and, when issued upon such exercise, will be duly issued, fully paid and non-assessable and not subject to any purchase option, or right of first refusal or preemptive, subscription or similar rights.

                       (ii) Except for this Agreement and the Warrants, and as set forth on Schedule 2.1(c) of the Disclosure Schedule, (A) there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, (B) there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Capital Stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking and (C) there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock or other voting securities of the Company or any securities of the type described in clauses (A) or (B) above. No dividends on any shares of Capital Stock have been declared but not yet paid.

                       (iii) Except for the Subsidiary, the Company does not have any subsidiaries or own or hold, directly or indirectly, any equity or other security interests in any corporation, partnership, limited liability company, joint venture or other entity. The Company is not subject to any liability for any claim that the Company violated any applicable Federal or state securities laws in connection with the issuance of Capital Stock or other securities. There are no restrictions on the transfer of shares of Capital Stock other than those imposed by relevant state and Federal securities laws. There are no voting trusts, voting agreements, proxies or other agreements or instruments with respect to the voting of the Capital Stock to which the Company is a party, or to the best of the knowledge of any of the Company's officers, directors or employees (the "Company's Knowledge"), among or between any persons other than the Company. Except as provided in the Registration Rights Agreement and in Schedule 2.1(c) of the Disclosure Schedule, no person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 (the "Securities Act") relating to any securities of the Company presently outstanding or any right to participate in any such registration statement.

               (d) CONFLICTS; CONSENTS. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities, the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof or thereof does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any


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obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity under, or result in the creation of any Claim on the properties or assets of the Company or the Subsidiary under, any provision of (i) the certificate of incorporation or by-laws of the Company or the Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, instrument or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound, (iii) any license, franchise, permit or other similar authorization held by the Company or the Subsidiary or (iv) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary or their respective properties or assets.

               (e) FINANCIAL INFORMATION.

                       (i) Set forth on Schedule 2.1(e) of the Disclosure Schedule are complete and correct copies of (A) the audited balance sheets of the Company as at September 30, 1994 and 1995 and the related statements of operations, shareholders' equity and cash flows for the years ended September 30, 1994 and 1995, and the audited balance sheet of the Company as at March 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the six months ended March 31, 1996, including any notes thereto with the opinion of Coopers & Lybrand L.L.P., thereon (collectively, the "Audited Financial Statements") and (B) the unaudited balance sheet of the Company as at March 31, 1997 and the related statements of operations, shareholders' deficit and cash flows for the year then ended and the unaudited balance sheet of the Company as at September 30, 1997, and the related statements of operations, shareholders' deficit and cash flows for the six months then ended (collectively, the "Unaudited Financial Statements," and, together with the Audited Financial Statements, the "Financial Statements"). Except as set forth on Schedule 2.1(e) of the Disclosure Schedule, the Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial condition, results of operations, shareholders' equity and cash flows of the Company at or for the respective periods then ended, subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments.

                       (ii) All reserves established by the Company are reflected on the balance sheets contained in the Financial Statements or in the footnotes to the Financial Statements of the Company and in management's reasonable estimate are adequate in the aggregate and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on such balance sheets. As of the date hereof, except for liabilities (A) reflected on or reserved against on the balance sheet as of September 30, 1997 (the "Latest Balance Sheet") (B) set forth on Schedule 2.1(e) of the Disclosure Schedule, (C) incurred in the ordinary course of the Company's business and consistent with past practice or (D) contemplated by this Agreement, the Company and the Subsidiary have no liabilities (absolute, accrued, fixed, contingent, known, unknown or otherwise) which would be required by GAAP to be reflected or reserved against on the balance sheet of the Company and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.



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                       (iii) The forecasts and projections previously delivered
to the Purchaser by the Company have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

               (f) ABSENCE OF CHANGES. Except as set forth on Schedule 2.1(f) of the Disclosure Schedule, since September 30, 1997, the Company and the Subsidiary have operated in the ordinary course consistent with past practice and there has not been:

                       (i) any event, occurrence or development or state of circumstances of facts which has had or would reasonably be expected to have a Material Adverse Effect;

                       (ii) any payment, discharge or satisfaction of any claim or obligation of the Company or the Subsidiary or any amendment, termination or waiver of any rights of value to the Company or the Subsidiary, except in the ordinary course of business and consistent with past practice;

                       (iii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such shares;

                       (iv) any creation of any Claim on, or any assignment or other disposition of, any property of the Company or the Subsidiary, except in the ordinary course of business consistent with past practice, and which Claims, assignments and dispositions together with all other such Claims, assignments and dispositions would not have a Material Adverse Effect;

                       (v) any write-down of the value of any asset of the Company or the Subsidiary or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than write-downs or write-offs which in the aggregate do not exceed $25,000;

                       (vi) any capital expenditure or commitment or addition to property, plant or equipment of the Company or the Subsidiary, individually or in the aggregate, in excess of $25,000;

                       (vii) (A) any change in any bonus, commission, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment or (B) any increase in any such compensation, bonus, commission, pension, profit sharing or other benefit payable now or in the future to any shareholder, director or officer of the Company or the Subsidiary, or any Affiliate (as defined in the Securities Exchange Act of 1934 (the "Exchange Act")) of such person (or, in each case, the entering into of any agreement to effect the same);


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                       (viii) any obligation or liability (whether absolute,
        accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or the Subsidiary, other than obligations incurred in the ordinary course of business and consistent with past practice;

                       (ix) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Company or the Subsidiary;

                       (x) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Company or the Subsidiary;

                       (xi) any material damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or the Subsidiary;

                       (xii) any change in the independent public accountants of the Company or in the accounting methods or accounting practices followed by the Company or any change in depreciation or amortization policies or rates; or

                       (xiii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through
        (xii).

               (g) ASSETS, PROPERTY AND RELATED MATTERS; REAL PROPERTY.

                       (i) Except as set forth on Schedule 2.1(g) of the Disclosure Schedule, the Company or the Subsidiary has good title to, or a valid leasehold interest in, as applicable, all of the assets reflected on the Financial Statements, free and clear of all Claims. To the Company's Knowledge, such assets (other than inventory) are in good operating condition and repair, subject to ordinary wear and tear and constitute all of the properties, interests, assets and rights held for use or used in connection with the business and operations of the Company or the Subsidiary and constitute all those necessary to continue to operate the business of the Company or the Subsidiary, as the case may be, consistent with current and historical practice.

                       (ii) All leases of real property to which the Company or the Subsidiary is a party ("Leases") are in writing and in full force and effect and constitute valid and binding obligations of the Company and, to the Company's Knowledge, of the other parties thereto, enforceable in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Company or the Subsidiary hold good and valid title to the leasehold interests under the Leases for the term set forth on Schedule 2.1(g) of the Disclosure Schedule, free and clear of all Claims. The Company has delivered to the Purchaser complete and accurate copies of the Leases and the Leases have not been modified in any material respect, except to the extent that such modifications are disclosed in a copy delivered to the Purchaser. There exists no material default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or, to the Company's Knowledge, by any lessor under any such lease. The Company has not, and to the Company's Knowledge, no other person has, granted any oral or


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written right to anyone other than the Company to lease, sublease or otherwise occupy any of its properties through the end of the applicable lease periods.

                       (iii) Schedule 2.1(g) of the Disclosure Schedule contains a description of all of the real property leased by the Company or the Subsidiary. The Company does not own, and has not previously owned, any real property.

               (h) PATENTS, TRADEMARKS AND SIMILAR RIGHTS.

               (i) Set forth on Schedule 2(h) of the Disclosure Schedule is a true and complete list of the patents, patent applications, trademarks (registered or unregistered) and service marks (and any applications or registrations therefor), trade names, corporate names, copyrights, copyright registrations and other intellectual property that currently exists in written form owned or filed by, or licensed to, the Company or the Subsidiary or used in the conduct of the Company's or the Subsidiary's business as presently conducted ("Intellectual Property"). With respect to registered trademarks, Schedule 2(h) of the Disclosure Schedule sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. To the Company's Knowledge, the Company has all rights to Intellectual Property as are used or are necessary in connection with the businesses of the Company and the Subsidiary as presently conducted, and except as set forth on
Schedule 2(h) of the Disclosure Schedule, the Company owns, or has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person or entity, all Intellectual Property free and clear of all Claims whatsoever. The consummation of the transactions contemplated hereby will not conflict with, alter or impair any such right.

               (ii) Neither the Company nor the Subsidiary has granted any options, licenses or agreements of any kind relating to Intellectual Property or the marketing or distribution thereof. Neither the Company nor the Subsidiary is bound by or a party to any options, licenses or agreements of any kind relating to the intellectual property of any other person or entity, except as set forth in Schedule 2.1(d) of the Disclosure Schedule. The conduct of the business of the Company and of the Subsidiary as presently conducted does not, to the Company's Knowledge, violate, conflict with or infringe the intellectual property of any other person or entity. No claims are pending, or to the Company's Knowledge, threatened, against the Company or the Subsidiary by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and, during the past three years, neither the Company nor the Subsidiary has received any communications alleging that the Company has violated any rights relating to intellectual property of any person or entity.

               (i) INSURANCE. Schedule 2.1(i) of the Disclosure Schedule contains a description of all insurance policies ("Insurance Policies") that are currently held by the Company or the Subsidiary, true and complete copies of which have been delivered to the Purchaser. All Insurance Policies are in the name of the Company or the Subsidiary, outstanding and in full force and effect and all premiums due with respect to such policies are currently paid. The Company has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. To the Company's Knowledge, the activities and operations of the Company and



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the Subsidiary have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Insurance Policies. There are no claims in the last year for which an insurance carrier has denied or threatened to deny coverage. The Company or the Subsidiary carries, or is covered by, insurance with companies the Company believes to be responsible and in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

               (j) AGREEMENTS. Schedule 2.1(j) of the Disclosure Schedule contains a true and complete list or description of all written or oral contracts, agreements and other instruments ("Contracts") to which the Company or the Subsidiary is a party (A) relating to indebtedness for money borrowed or the deferred purchase price of property or services or capital leases in excess of $10,000, (B) relating to any forward commitments or to other commitments in excess of $25,000 in any given year, (C) relating to any joint venture, partnership or limited liability company; (D) relating to the employment or compensation of any director, officer or shareholder of the Company or the Subsidiary, or any Affiliate of such companies, (E) relating to the employment or compensation of any employee, consultant, independent contractor or other agent of the Company or the Subsidiary, or any Affiliate of such companies, involving a payment in excess of $10,000 in any given year, (F) relating to the sale or other disposition of any assets, properties or rights (other than the sale of inventory), (G) which restricts the Company's or the Subsidiary's ability to do business in any geographic area or grants to any person exclusive or similar rights in any line of business or in any geographic area, (I) which restricts the Company's or the Subsidiary's ability from soliciting employees of another entity or restricts another entity's ability from soliciting the Company's or the Subsidiary's employees, (J) relating to the lease of any machinery, equipment, vehicle or other personal property owned by any other person or entity, for which the annual rental exceeds $2,500; (K) relating to the lease of any real or personal property to any other person or entity, for which the annual rental exceeds $2,500; (L) relating to any advance, loan, extension of credit or capital contribution to, or other investment in, any person or entity not in excess of $2,500 in the aggregate; or (M) that is otherwise material to the business, properties or assets of the Company and entered into other than in the ordinary course of business. The Company has provided to the Purchaser true and complete copies of all written Contracts and true, accurate and complete written summaries of all oral Contracts. Except as set forth on Schedule 2.1(j) of the Disclosure Schedule, all Contracts are valid, binding and in full force and effect as to the Company or the Subsidiary, as the case may be, and neither the Company or the Subsidiary nor, to the Company's Knowledge, any other party thereto is in breach or violation of, or default under, any such Contracts in any material respect.

               (k) LITIGATION. Except as set forth on Schedule 2.1(k) of the Disclosure Schedule, there have not been for the past five years, nor are there, any suits, actions, claims, investigations or legal or administrative or arbitration proceedings in respect of the Company or the Subsidiary, pending or, to Company's Knowledge, threatened, whether at law or in equity, or before or by any Federal, foreign, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as set forth on
Schedule 2.1(k) of the Disclosure Schedule, there have not been for the past five years, nor are there any judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or the Subsidiary or affecting any of its assets or properties. There is no lawsuit or claim by the Company or the Subsidiary pending, or which the Company or the Subsidiary intends or reasonably expects to initiate, against any other person or entity.

               (l) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.

                       (i) Except as set forth on Schedule 2.1(l) of the Disclosure Schedule, the Company and the Subsidiary, to the Company's Knowledge, have complied and are in compliance with all Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders (including those relating to disposal of materials, environmental protection and occupational safety and health) applicable to the Company or the Subsidiary or any of their respective businesses. There are no present or past conditions relating to the Company or the Subsidiary, or relating to any of the Company's or the Subsidiary's property or any appurtenances thereto or improvements thereon, that would reasonably be expected to lead to any material liability against, or have a Material Adverse Effect for violation of any health or safety laws. The Company has not received any written communication during the past five years from any governmental entity that alleges that the Company is not in compliance in any respect with any applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders. To the Company's Knowledge, the Company and the Subsidiary have all Federal, state, local and foreign governmental licenses and permits necessary to conduct their respective businesses as presently being conducted. Such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof, no proceeding is pending or, to the Company's Knowledge, threatened, to revoke or limit any thereof, and the Company does not know of any basis for any such proceeding and the consummation of the transactions contemplated in this Agreement will not result in the non-renewal, revocation or termination of any such license or permit. Except as set forth on Disclosure Schedule 2.1(l), the Company has filed, in a timely manner, all reports required by the rules and regulations of the Securities and Exchange Commission (the "SEC").

                       (ii) There are no conditions relating to the Company or the Subsidiary or relating to the Company's or the Subsidiary's ownership, use or maintenance of any real property previously owned or operated by the Company or any of its Affiliates, and the Company does not know or have reason to know of any such condition in respect of such real property not related to the ownership, use or maintenance, that could lead to any liability for violation of any Federal, state, county or local laws, regulations, orders or judgments relating to pollution or protection of the environment or any other applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements. The Company and the Subsidiary have received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic materials, substances and wastes (whether or not on its properties or properties owned or operated by others) in compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements.

               (m) LABOR RELATIONS; EMPLOYEES.

                       (i) Within the last five years, neither the Company nor the Subsidiary has experienced any labor disputes with, or any work stoppages by, a group of employees due to labor disagreements and, to the Company's Knowledge, there is no such dispute or work stoppage threatened against the Company or the Subsidiary. No employee of the Company is represented by any union or collective bargaining agent and, to the Company's Knowledge, there has been no union organizational effort in respect of any employees of the Company within the past five years.

                       (ii) Schedule 2.1(m) of the Disclosure Schedule contains a list of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company or the Subsidiary has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company or the Subsidiary has or may have any current or future right to benefits on account of employment with the Company or the Subsidiary (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). The Company has delivered to the Purchaser true and complete copies of (A) each Plan for which a Plan document exists, (B) the summary plan description for each Plan, (C) the latest annual report, if any, which has been filed with the Internal Revenue Service (the "IRS") for each Plan and (D) with respect to any Plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), copies of calculations for the most recent three Plan years showing such Plan's compliance with the requirements of Section 401(k)(3) and, if applicable, 401(m)(2) of the Code. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is, and has been determined by the IRS to be, tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan or any other circumstance adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and
Section 406 of Title I of ERISA with respect to any Plan.

                       (iii) No Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Plan is subject to Title IV of ERISA. During the past five years, neither the Company or the Subsidiary nor any business or entity then controlling, controlled by, or under common control with the Company or the Subsidiary contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA.

                       (iv) There are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the Company's Knowledge, threatened, with respect to any Plan or the assets of any Plan, and to the Company's Knowledge, there are no facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). Except as described on Schedule 2.1(m) of the Disclosure Schedule, the Company or the Subsidiary has satisfied all funding, compliance and reporting requirements for all Plans. With respect to each Plan, the Company or the Subsidiary has paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements.

                       (v) No Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than employees of the Company or the Subsidiary, other than dependents or spouses of employees under health and child care policies listed in Schedule 2.1(m) of the Disclosure Schedule and delivered to the Purchaser.

                       (vi) The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee of the Company or the Subsidiary to severance pay or termination benefits or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

               (n) RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 2.1(n) of the Disclosure Schedule, no current or former partner, director, officer, employee or shareholder of the Company or the Subsidiary or any associate or Affiliate thereof, or any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) of not more remote than first cousin of any of the foregoing (collectively, "Family Members"), is presently, or during the 12-month period ending on the date of this Agreement has been, directly or indirectly (i) a party to any transaction with the Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate) or (ii) to the Company's Knowledge, the direct or indirect owner of an interest in any corporation, firm, association or business organization (other than the ownership of less than 2% of the outstanding capital stock of any publicly traded entity) which is a present (or potential) competitor, lender, broker or customer of the Company or the Subsidiary, nor does any member of management or any of their Family Members receive income from any source other than the Company or the Subsidiary which relates to the Company's or the Subsidiary's respective businesses or should properly accrue to the Company or the Subsidiary. Schedule 2.1(n) of the Disclosure Schedule sets forth a list of all Family Members who are currently employed or who were employed by the Company or the Subsidiary at any time during the last three fiscal years together with a description of job, title and annual salary and bonus for each such person. Neither the Company nor the Subsidiary has any loans outstanding to any employee, officer, director or shareholder of the Company or the Subsidiary or to any Family Member.

               (o) TAXES. (i) All Federal, state, local and foreign tax returns and tax reports for periods ending on or prior to the Subsequent Closing Date by the Company or the Subsidiary have been or will be filed, or a valid request for extension has been or will be filed with respect thereto, on a timely basis (including any extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are and will be true, correct and complete. Except as described in Schedule 2.1(o) of the Disclosure Schedule, all Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by the Company or the Subsidiary on or prior to the

Subsequent Closing Date have been fully paid on a timely basis. Except as set forth in Schedule 2.1(o) of the Disclosure Schedule, neither the Company nor the Subsidiary is currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Company or the Subsidiary does not file tax returns that it is or may be subject to taxation by that jurisdiction, and neither the Company nor the Subsidiary has received any notice, or request for information from any such authority. No issues have been raised with the Company or the Subsidiary by the IRS or any other taxing authority in connection with any tax return or report filed by the Company or the Subsidiary and there are no issues which, either individually or in the aggregate, could result in any liability for tax obligations of the Company or the Subsidiary relating to periods ending on or before September 30, 1997 in excess of the accrued liability for taxes shown on the Financial Statements. No waivers of statutes of limitations have been given or requested with respect to the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to any tax allocation or sharing agreement, and neither the Company nor the Subsidiary has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or has any liability for taxes of any person (other than the Company and the Subsidiary) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise. No differences exist between the amounts of the book basis and the tax basis of assets that are not accounted for by an accrual on the Financial Statements for Federal income tax purposes. Neither the Company nor the Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has proposed no adjustment or change in accounting method. Neither the Company nor the Subsidiary has consented to be treated as a "consenting corporation" as defined in Section 341(f) of the Code or as a "collapsible corporation" as defined in Section 341(b) of the Code. Neither the Company nor the Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. All transactions or methods of accounting that could give rise to an understatement of Federal income tax (within the meaning of Section 6661 of the Code for tax returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for tax returns filed after December 31, 1990) have been adequately disclosed on the tax returns in accordance with Section 6661(b)(2)(B) of the Code for tax returns filed on or prior to December 31, 1990, and in accordance with Section 6662(d)(2)(B) of the Code for tax returns filed after December 31, 1990. Neither the Company nor the Subsidiary is nor has it been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. The Company and the Subsidiary have complied and will comply with all applicable laws relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

               (p) DISCLOSURE. No representation, warranty or statement of the Company contained in this Agreement, or any certificate, schedule, annex or other writing furnished to the Purchaser by the Company or its predecessor pursuant to the Exchange Act, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

               (q) BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the businesses of the Company and the Subsidiary, the nature, acquisition, maintenance, location and collection of each of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

               (r) FEDERAL RESERVE REGULATIONS. Neither the Company nor the Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds from the issuance of the Securities will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

               (s) INVESTMENT COMPANY ACT. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

               (t) SECURITIES ACT. Assuming that the representations and warranties of the Purchaser contained in Section 2.2(c) are true and correct, the Company has complied with all applicable Federal and state securities laws in connection with the issuance and sale of the Securities. Neither the Company nor anyone acting on its behalf has offered to sell the Securities or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of such Securities under the registration provisions of the Securities Act.

               (u) BROKERS. Other than International Capital Partners, Inc. ("ICP"), no agent, broker, investment banker, person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

               (v) CONTROL. Officers and directors of the Company beneficially own, directly or indirectly, in excess of 25% of the issued and outstanding voting securities of the Company.

               SECTION 2.2. REPRESENTATIONS AND WARRANTS BY THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

               (a) ORGANIZATION AND STANDING. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

               (b) AUTHORIZATION; VALID AND BINDING AGREEMENTS. The Purchaser has full corporate power and authority to enter into this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery or performance by the Company of this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement. This Agreement, the SBIC Letter Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser, and constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (c) INVESTMENT REPRESENTATION. The Purchaser is an "accredited investor" as defined in the rules and regulations of the SEC under the Securities Act and is acquiring the Securities for its own account for investment purposes only and not with a view to resale or distribution within the meaning of the applicable Federal securities laws. The Purchaser's financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of its investment. The Purchaser's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement.

               (d) ACCESS TO INFORMATION. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that such Purchaser believes is necessary to make an informed investment decision with respect to the investment; PROVIDED that nothing in this Section 2.2(d) shall reduce the liability of the Company with respect to the representations and warranties made by the Company in Section 2.1.

               (e) RELIANCE. The Purchaser understands and acknowledges the (i) the Securities to be sold to it hereunder are being offered and sold to it in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

               (f) BROKERS. Other than ICP, no agent, broker, investment banker, person or firm acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

               SECTION 3.1. EXPENSES. The Company shall bear the costs and expenses incurred by it, the Purchaser and the Shareholders in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby. At the Initial Closing, the Company shall pay to the Purchaser up to $50,000 of such costs and expenses incurred by the Purchaser. In addition, the Company shall pay any and all stamp and other documentary taxes payable or determined to be payable in connection with the issuance of the Securities and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

               SECTION 3.2. CONDUCT OF BUSINESS. (a) From the date of this Agreement until the Subsequent Closing Date, the Company shall operate its business only in the ordinary course of business consistent with past practice. The Company shall not, until the Subsequent Closing Date, directly or indirectly, cause or permit any state of affairs, action or omission described in clauses (i) through (xiii) of Section 2.1(f).

               (b) From the Subsequent Closing Date and for so long as the Purchaser or its transferees (except transferees who acquire the Securities or Exercise Shares in a transaction not exempt from the registration requirements of the Securities Act) hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, the Company shall not change its line of business.

               SECTION 3.3. FURTHER ASSURANCES. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV are satisfied, insofar as such matters are within the control of any of them.

               SECTION 3.4. ACCESS AND INFORMATION. From the date of this Agreement until the first to occur of (i) the Subsequent Closing Date and (ii) the termination of this Agreement in accordance with Section 6.2, the Company shall permit the Purchaser and its representatives to make such investigation of the business, operations and properties of the Company as the Purchaser deems necessary or desirable in connection with the transactions contemplated by this Agreement. Such investigation shall include access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Company and the properties, books, records and commitments of the Company. The Company shall furnish the Purchaser and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Company or any of the transactions contemplated by this Agreement, as the Purchaser shall from time to time reasonably request. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder. Without limiting the foregoing, during such period, the Company shall keep the Purchaser informed as to the business and operations of the Company and shall consult with the Purchaser as appropriate. The Purchaser shall keep confidential all information disclosed to it pursuant to this Section 3.4 and
Section 3.5(v) unless such information was already in the Purchaser's possession or known to the Purchaser prior to being disclosed or provided to the Purchaser until the earliest of such time as (a) disclosure may be required by law, (b) three years from the date of the receipt of such information, (c) such information becomes publicly available through no action or fault of the Purchaser and, (d) such information was or is obtained by the Purchaser from a third party other than in violation of any agreement or law.

               SECTION 3.5 REPORTING REQUIREMENTS. For so long as the Purchaser or its transferees (except transferees who acquire the Purchasers' Capital Stock in a transaction not exempt from the registration requirements of the Securities
Act), hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, the Company shall furnish the following to the
Purchaser:

                       (i) as soon as practicable after the end of each month and fiscal quarter, and in any event within 45 days thereafter, copies of: (A) an unaudited consolidated balance sheet of the Company as at the end of such month and quarter, (B) unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company for the period ending with such month and quarter and setting forth in comparative form the figures for the corresponding periods in the preceding fiscal year certified by the chief financial officer of the Company as complete and correct, and having been prepared in accordance with GAAP (other than monthly balance sheets and statements of operations, shareholders' equity and cash flows) subject to the absence of footnotes and changes resulting from year-end adjustments;

                       (ii) such financial information (other than the information described in clause (i) above) as the Company and Purchaser may agree;

                       (iii) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, copies of: (i) a consolidated balance sheet of the Company as at the end of such year, and (ii) consolidated statements of operations, shareholders' equity and cash flows of the Company for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together with supporting notes thereto and accompanied by an opinion thereon of independent accountants of recognized national standing, together with a summary prepared by the Company concerning the Company's operations and financial condition;

                       (iv) no later than 60 days prior to the end of each fiscal year of the Company, the proposed annual business plan and budget (including the capital expenditures and financing plans) of the Company for the next fiscal year;

                       (v) promptly after sending, making available, or filing the same, all reports and financial statements that the Company sends or makes available to the shareholders of the Company or files with the SEC; and

                       (vi) any other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company that the Purchaser may from time to time reasonably request, including, but not limited to, business units analyses, performance reviews analyses and monthly sales analyses.

               SECTION 3.6. NO SHOPPING. From the date of this Agreement until the earlier of (i) the Subsequent Closing Date and (ii) the date this Agreement is terminated in accordance with Section 6.2, the Company and the Subsidiary shall not, and shall ensure that any directors, officers, agents, representatives or Affiliates of the Company or the Subsidiary do not, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning the Company or the Subsidiary or their respective businesses) or enter into any negotiations concerning, or solicit, entertain or agree to any proposals for, (i) a merger, consolidation or other business combination involving the Company or the Subsidiary, (ii) a sale of any equity interest in the Company or the Subsidiary, (iii) a sale of a significant portion of business or assets of the Company or the Subsidiary, (iv) a recapitalization or restructuring of the Company or the Subsidiary or (v) a transaction similar to any of the foregoing. In addition, during such time period, the Company shall not authorize, direct or knowingly permit any officer, shareholder, director, employee or agent of the Company or the Subsidiary to do any of the foregoing and the Company shall notify the Purchaser promptly of the identity of any person who approaches the Company or the Subsidiary with respect to any of the foregoing, as well as the price and terms of any such proposal, if applicable

               SECTION 3.7. PUBLIC ANNOUNCEMENTS No press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made without the joint approval of the Purchaser and the Company, unless required by applicable law or legal process in which case the Purchaser and the Company shall have the right, to the extent reasonably practicable, to review and comment on such press release or announcement prior to publication.

               SECTION 3.8. RESERVED SHARES. The Company shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, a sufficient number of shares of Common Stock to provide for the issuance of such shares upon the exercise of the Warrants.

               SECTION 3.9. PROCEEDS. The proceeds from the sale of the Securities will be used for the purposes set forth on Schedule 1.

               SECTION 3.10. NOTIFICATION. The Company shall promptly notify the Purchaser of (i) any notice or other communications from any person or entity that the consent of such person or entity is or may be required in connection with the consummation of the transactions contemplated hereby and (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the consummation of the transactions contemplated hereby.

               SECTION 3.11. NEGATIVE COVENANTS. Notwithstanding anything in the Certificate of Incorporation or the By-laws to the contrary, from and including the Initial Closing Date to and including the Subsequent Closing Date and after the Subsequent Closing Date for so long as the Purchaser or its Affliliates hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, then the following actions by the Company or the Subsidiary, shall require the written consent of the Purchaser (in addition to any stockholder or Board of Directors approval as may be required by applicable statute, agreement or otherwise):

               (i) the purchase, construction, acquisition, sale, lease,
                   exchange or disposition of any property or asset, or the making of any investment, other than in the ordinary course of business, the purchase price or value of which exceeds $100,000;

              (ii) the entry into any agreement or series of related
                   agreements, including any agreement to borrow money that, either individually or collectively, (A) creates a monetary obligation or a liability greater than $100,000 or (B) grants a mortgage on, a security interest in, a pledge or otherwise encumbers, any material asset of the Company or the Subsidiary;

             (iii) the entry into any transaction, including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments or the issuance of securities (including stock options) (or any amendments, modifications or waivers of any such contract, agreement or arrangement) to any shareholder (who holds in excess of five percent of the issued and outstanding voting securities of the Company) or any officer or director of the Company or the Subsidiary or any of their respective Affiliates, or any Family Members of any of the foregoing;

              (iv) the initiation by the Company or the Subsidiary of a
                   voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent by the

                   Company or the Subsidiary to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or a general assignment by the Company or the Subsidiary for the benefit of creditors, or the failure by the Company or the Subsidiary generally to pay their respective debts as they become due, or the taking by the Company or the Subsidiary of any action to authorize any of the foregoing;

               (v) the loan of funds to, or the guaranty of any obligation or liability of, or the entry into any other agreement, transaction or arrangement with any, officer, director or shareholder (who holds in excess of five percent of the issued and outstanding voting securities of the Company) of the Company or the Subsidiary or any of their respective Affiliates or of any Family Members of any of the foregoing other than the reimbursement of expenses of any such person in the ordinary course in accordance with the policies of the Company;

              (vi) the merger or the consolidation of the Company or the
                   Subsidiary with or into another entity or other business combination or the sale, assignment, lease or other disposition of all or substantially all of the assets of the Company or the Subsidiary;

             (vii) any issuance of securities or any recapitalization,
                   restructuring or other reorganization of the Company or the Subsidiary, including the capitalization of any subsidiaries of the Company or the Subsidiary, or any repurchase or redemption of the Company's or the Subsidiary's securities;

            (viii) any distributions or dividends, whether in cash,
                   securities or in property in kind, by the Company to its stockholders;

              (ix) any material changes in accounting policies of the Company and any removal or appointment of the Company's independent accountants;

               (x) the initiation or settlement of legal, administrative or other suits or proceedings in the Company's name or in the Subsidiary's name;

              (xi) the establishment or amendment of, or the grant, acceleration or waiver of any terms or conditions in, or determination or acceleration pursuant to the terms of, any pension, retirement, savings, deferred compensation, profit sharing, benefit or incentive plan or any stock option, stock appreciation, stock purchase, performance or other similar plan or any Plan, for any or all current or former employees, officers or directors of the Company or the Subsidiary or any of their respective Affiliates or of any Family Member of any of the foregoing;

             (xii) the amendment of the Certificate of Incorporation or
                   By-laws in any respect;

            (xiii) any change in any of the names under which the Company or the Subsidiary conducts business; or

             (xiv) any other transaction, agreement or arrangement or series of related transactions, agreements or arrangements that is material to the business of the Company or the Subsidiary or to the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company or the Subsidiary, taken as a whole, other than sales of inspection systems in the ordinary course of business

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

               SECTION 4.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO EFFECT THE INITIAL CLOSING. The obligation of the Purchaser to effect the Initial Closing is subject to the satisfaction of the following conditions unless waived by the Purchaser:

               (a) REPRESENTATIONS AND WARRANTIES; COVENANTS; DELIVERIES. (i) The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date), (ii) the Company shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date and (iii) the Company shall have made the closing deliveries set forth in Section 1.4 (a)(i).

               (b) CONFLICTS; CONSENTS. All permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities or the transactions contemplated hereby and thereby in order to prevent any of the effects described Section 2.1(d) with respect to any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound or with respect to any license, franchise, permit or other similar authorization held by the Company or the Subsidiary (all of which consents, if any, are set forth on Schedule 4.1(b) of the Disclosure Schedule) shall have been obtained or taken.

               (c) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary, taken as a whole.

               (d) CERTIFICATES.

                       (i) The Purchaser shall have received a certificate from an executive officer of the Company, dated the Initial Closing Date, in substantially the form of Exhibit F.

                       (ii) The Purchaser shall have received a certificate of the Secretary of the Company, dated the Initial Closing Date, in substantially the form of Exhibit G.

               (e) OPINION OF COUNSEL. The Purchaser shall have received the opinion, dated the Initial Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Company, in substantially the form of Exhibit H.

               SECTION 4.2. CONDITIONS OF OBLIGATIONS OF THE COMPANY TO EFFECT THE INITIAL CLOSING. The obligation of the Company to effect the Initial Closing are subject to the satisfaction or waiver of the following conditions: (a) the representations and warranties of the Purchaser contained in Section 2.2 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date; (b) the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date; and (c) the Purchaser shall have made the closing deliveries set forth in Section 1.4(a)(ii).

               SECTION 4.3. CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO EFFECT THE SUBSEQUENT CLOSING. The obligation of the Purchaser to effect the Subsequent Closing is subject to the satisfaction of the following conditions unless waived by the Purchaser:

               (a) REPRESENTATIONS AND WARRANTIES; COVENANTS; DELIVERIES. (i) The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the date of this Agreement and as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date), (ii) the Company shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Subsequent Closing Date and (iii) the Company shall have made the closing deliveries set forth in Section 1.4
(b)(i).

               (b) CONFLICTS; CONSENTS. All permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities or the transactions contemplated hereby and thereby in order to prevent any of the effects described Section 2.1(d) with respect to any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound or with respect to any license, franchise, permit or other similar authorization held by the Company or the Subsidiary (all of which consents, if any, are set forth on Schedule 4.1(b) of the Disclosure Schedule) shall have been obtained or taken.

               (c) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary, taken as a whole.

               (d) CERTIFICATES.

                       (i) The Purchaser shall have received a certificate from an executive officer of the Company, dated the Subsequent Closing Date, in substantially the form of Exhibit F.

                       (ii) The Purchaser shall have received a certificate of the Secretary of the Company, dated the Subsequent Closing Date, in substantially the form of Exhibit G.

               (e) OPINION OF COUNSEL. The Purchaser shall have received the opinion, dated the Subsequent Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Company, in substantially the form of Exhibit H.

               SECTION 4.4. CONDITIONS OF OBLIGATIONS OF THE COMPANY TO EFFECT THE SUBSEQUENT CLOSING. The obligation of the Company to effect the Subsequent Closing are subject to the satisfaction or waiver of the following conditions:
(a) the representations and warranties of the Purchaser contained in Section 2.2 shall be true and correct in all respects as of the date of this Agreement and as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date; (b) the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Subsequent Closing Date; and (c) the Purchaser shall have made the closing deliveries set forth in Section 1.4(b)(ii).

                                    ARTICLE V

                                    INDEMNITY

               SECTION 5.1. INDEMNIFICATION. (a) The Company indemnifies and holds harmless the Purchaser and its Affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages (including any diminution in value as appropriate), reasonable fees (including attorneys' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or agreement of the Company contained in this Agreement or any certificate or other document delivered by the Company under this Agreement. The Company shall indemnify and hold harmless the Purchaser and its Affiliates, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by the Purchaser, arising from, by reason of or in connection with any third party claim or action, or potential or threatened claim or action, related to this Agreement and the transactions contemplated hereby.

               (b) The Company shall not have any liability under Section 5.1(a) unless the aggregate of all Losses relating thereto for which the Company would, but for this Section 5.1(b), be liable exceeds $50,000, in which case the Purchaser shall be entitled to all Losses regardless of the limitation set forth in this sentence. The limitation on liability set forth in the immediately preceding sentence shall not apply (i) in the event of fraud, intentional misrepresentation or intentional breach or (ii) in the case of any representation or warranty set forth in Section 2.1(c) or Section 2.1(o).

               (c) The Purchaser indemnifies and holds harmless the Company and its Affiliates, directors, officers, employees and other agents and representatives, from and against any and all Losses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or agreement of the Purchaser contained in this Agreement or any certificate or other document delivered by the Purchaser under this Agreement.

               (d) In case any claim or litigation which might give rise to any obligation of a party under the indemnity and reimbursement provisions of this Agreement (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall notify in writing promptly the Indemnifying Party of the existence, nature and amount of potential loss. Failure to give such notice shall not affect the rights of the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, if (i) such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. No Indemnifying Party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the Indemnifying Party; provided that the Indemnifying Party shall not unreasonably withhold its consent to any such settlement. No Indemnifying Party shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability and equitable claims in response to such claim or litigation.

               (e) The Indemnifying Party shall only be obligated to indemnify and hold harmless the Indemnified Party for Losses for which a notice of claim is given within the applicable survival period as set forth in Section 6.6.

               SECTION 5.2. NO ELECTION. Nothing contained in this Article V, or elsewhere in this Agreement, shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

               SECTION 6.1. ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

               SECTION 6.2. TERMINATION. (a) This Agreement shall terminate on the earliest to occur of any of the following events:

                       (i) the mutual written agreement of the Purchaser and the Company;

                       (ii) by written notice of the Purchaser or the Company to the other party, if the Subsequent Closing shall not have occurred prior to the close of business on November 25, 1997;

                       (iii) by written notice of the Purchaser to the Company, if the Company shall have materially breached any of its representations, warranties or agreements contained in this Agreement; or

                       (iv) by written notice of the Company to the Purchaser, if the Purchaser shall have materially breached any of its representations, warranties or agreements contained in this Agreement.

               (b) Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to its termination, except that if this Agreement terminates in accordance with Section 6.2(a) and the Purchaser receives reimbursement of its costs and expenses in accordance with Section 3.1, then this Agreement shall terminate without any further liability. Except as aforesaid, upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under
Section 3.1, Section 3.4 and Section 3.7.

               SECTION 6.3. DESCRIPTIVE HEADINGS; CERTAIN INTERPRETATIONS. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

               (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP refers to United States GAAP; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

               SECTION 6.4. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:                   Industrial Imaging Corporation
                                              One Lowell Research Center
                                              847 Rogers Street
                                              Lowell, Massachusetts  01852
                                              Attention:  Juan J. Amodei
                                              Telecopy:  (508) 441-0122

         With a copy to:                      Mintz Levin Cohn Ferris Glovsky
                                              and Popeo PC

                                              One Financial Center
                                              Boston, Massachusetts  02111
                                              Attention:  Neil H. Aronson
                                              Telecopy:  (617) 542-2241

         If to the Purchaser:                 Imprimis Investors LLC
                                              c/o Wexford Management LLC
                                              411 West Putnam Avenue
                                              Greenwich, Connecticut  06830
                                              Attention:  Frank S. Plimpton
                                              Telecopy:  (203) 862-7451

         With a copy to:                      Howard, Darby & Levin
                                              1330 Avenue of the Americas
                                              New York, New York  10019
                                              Attention:  Michael B. Hopkins
                                              Telecopy:  (212) 841-1010

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

               SECTION 6.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               SECTION 6.6. SURVIVAL. Unless otherwise expressly provided herein, all representations and warranties, agreements and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall survive both the Initial Closing and the Subsequent Closing and shall remain in full force and effect until the third anniversary of the Subsequent Closing Date, except for (i) the representations and warranties and agreements contained in Sections 2.1(c), (l)(ii),
(m)(ii)-(iv) and (o) and Sections 3.2(b), 3.5, 3.7, 3.8 and 3.11, and (ii) in
the case of fraud, intentional misrepresentation or intentional breach, any representation or warranty, shall remain in full force and effect until the expiration of the applicable statute of limitations, or, in the case of a third party claim, 30 days after the expiration of the applicable statute of limitations, taking into account any extensions thereof. Neither the period of survival nor the liability of the Company with respect to the representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser.

               SECTION 6.7. BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

               SECTION 6.8. AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               SECTION 6.9. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party; PROVIDED that notwithstanding the foregoing, the Purchaser may assign this Agreement and the rights and obligations hereunder, in whole or in part, to an Affiliate. Any instrument purporting to make an assignment in violation of this Section shall be void. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any party hereto shall bind and inure to the benefit of the successors and permitted assigns of such party.

               SECTION 6.10. ENFORCEABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

               SECTION 6.11. SPECIFIC ENFORCEMENT. Each party expressly agrees that the other party will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement, the non-breaching party shall in addition to all other remedies, be entitled to a temporary or permanent injunction, without any showing of any actual damage, or a decree for specific performance, in accordance with the provision hereof.

               SECTION 6.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

               SECTION 6.13. CONSENT TO JURISDICTION. EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW YORK SITTING IN NEW YORK CITY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE PURCHASER AND THE COMPANY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH OF THE PURCHASER AND THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               SECTION 6.14.      RESTRICTIVE LEGEND

               (a) SHARES AND EXERCISE SHARES. Each certificate representing the Shares, the Exercise Shares or other securities issued in respect of the Warrants purchased hereunder upon any conversion or stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR
               APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES

               SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH SHARES ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR (3)INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."

               (b) WARRANTS. Each certificate representing the Warrants purchased hereunder shall be stamped or otherwise imprinted with the following legend:

                  "THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR
               APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH WARRANTS AND THE SHARES UNDERLYING SUCH WARRANTS SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH WARRANTS ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR
               (3) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."

               SECTION 6.15. RESTRICTIONS ON TRANSFERABILITY. The Company shall not be required to register the transfer of any Securities or Exercise Shares on the books of the Company unless: (i) such securities have been registered under applicable Federal and state securities laws, (ii) such shares are being transferred pursuant to Rule 144, or any successor rule, under the Securities Act or (iii) the Company shall have been provided with an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer is exempt from the registration requirement of the Securities Act and the relevant state securities laws.

               SECTION 6.16. GENERAL. All Exhibits, Schedules and Disclosure Schedules are hereby incorporated by reference and made a part of this Agreement.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       INDUSTRIAL IMAGING CORPORATION

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       IMPRIMIS INVESTORS LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                TABLE OF CONTENTS

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

SECTION 1.1. The Securities......................................................................2
SECTION 1.2. Purchase Price......................................................................2
SECTION 1.3. Closing.............................................................................2
SECTION 1.4. Delivery and Payment................................................................3

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1. Representations and Warranties of the Company.......................................4

     (a) Organization, Standing and Power........................................................4
     (b) Authorization; Valid and Binding Agreements.............................................5
     (c) Capitalization; Equity Interests........................................................5
     (d) Conflicts; Consents.....................................................................7
     (e) Financial Information...................................................................7
     (f) Absence of Changes......................................................................8
     (g) Assets, Property and Related Matters; Real Property....................................10
     (h) Patents, Trademarks and Similar Rights.................................................11
     (i) Insurance..............................................................................11
     (j) Agreements.............................................................................12
     (k) Litigation.............................................................................12
     (l) Compliance; Governmental Authorizations................................................13
     (m) Labor Relations; Employees.............................................................14
     (n) Related Party Transactions.............................................................15
     (o) Taxes..................................................................................15
     (p) Disclosure.............................................................................17
     (q) Books and Records......................................................................17
     (r) Federal Reserve Regulations............................................................17
     (s) Investment Company Act.................................................................17
     (t) Securities Act.........................................................................17
     (u) Brokers................................................................................17
     (v) Control................................................................................16

SECTION  2.3. Representations and Warranties by the Purchasers..................................18

     (a) Organization and Standing..............................................................18
     (b) Authorization; Valid and Binding Agreements............................................18

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
     (c) Investment Representation..............................................................18
     (d) Access to Information..................................................................19
     (e) Reliance...............................................................................17
     (f) Brokers................................................................................17

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

SECTION 3.1. Expenses...........................................................................19
SECTION 3.2. Conduct of Business................................................................19
SECTION 3.3. Further Assurances.................................................................20
SECTION 3.4. Access and Information.............................................................20
SECTION 3.5. Reporting Requirements.............................................................20
SECTION 3.6. No Shopping........................................................................22
SECTION 3.7. Public Announcements...............................................................22
SECTION 3.8. Reserved Shares....................................................................22
SECTION 3.9. Proceeds...........................................................................22
SECTION 3.10 Notification.......................................................................23
SECTION 3.11 Negative Covenants.................................................................20

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.1. Conditions to Obligations of the Purchaser to effect the Initial Closing...........25

     (a) Representations and Warranties; Covenants; Deliveries..................................25
     (b) Conflicts; Consents....................................................................19
     (c) Material Adverse Change................................................................20
     (d) Certificates...........................................................................26
     (e) Opinion of Counsel.....................................................................26

SECTION 4.2. Conditions of Obligations of the Company to effect the Subsequent Closing..........26

SECTION 4.3 Conditions to Obligations of the Purchaser to effect the Subsequent Closing.........23

     (a) Representations and Warranties; Covenants; Deliveries..................................23
     (b) Conflicts; Consents....................................................................23
     (c) Material Adverse Change................................................................24
     (d) Certificates...........................................................................24

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
     (e) Opinion of Counsel.....................................................................24

SECTION 4.4 Conditions of Obligations of the Company to effect the Subsequent Closing...........24

                                    ARTICLE V

                                    INDEMNITY

SECTION 5.1. Indemnification....................................................................28
SECTION 5.2. No Election........................................................................29

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1. Entire Agreement...................................................................30
SECTION 6.2. Termination........................................................................30
SECTION 6.3. Descriptive Headings; Certain Interpretations......................................30
SECTION 6.4. Notices............................................................................31
SECTION 6.5. Counterparts.......................................................................32
SECTION 6.6. Survival...........................................................................32
SECTION 6.7. Benefits of Agreement..............................................................32
SECTION 6.8. Amendments and Waivers.............................................................32
SECTION 6.9. Assignment.........................................................................32
SECTION 6.10. Enforceability....................................................................33
SECTION 6.11. Specific Enforcement..............................................................33
SECTION 6.12. Governing Law.....................................................................33
SECTION 6.13. Consent to Jurisdiction...........................................................34
SECTION 6.14. Restrictive Legend................................................................34
SECTION 6.15. Restrictions on Transferability...................................................35
SECTION 6.16. General...........................................................................26

EXHIBITS

Exhibit A      Form of Class A Warrants
Exhibit B      Form of Class B Warrants
Exhibit C      Form of By-laws
Exhibit D      Form of Registration Rights Agreement
Exhibit E      Form of SBIC Letter Agreement
Exhibit F      Form of Officer's Certificate of the Company


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

Exhibit G      Form of Secretary's Certificate of the Company

Exhibit H      Form of Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC

SCHEDULE

Schedule 1     Use of Proceeds



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